UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 20, 2011

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 20, 2011, Nevada Gold & Casinos, Inc. (the “Company”), through its newly-created subsidiary, NG Washington III, LLC, entered into an agreement to acquire the Red Dragon Casino in Mountlake Terrace, Washington, for $1.25 million.  The purchase price will be paid by $400,000 in cash available on the Company’s balance sheet, $500,000 in the Company’s stock and $350,000 in seller’s paper.  Upon closing of this transaction, the Company will own and operate ten mini-casinos in the State of Washington, including the only two mini-casinos currently operating in Mountlake Terrace.

Closing of the transaction is subject to customary closing conditions, including licensing and necessary approvals, among other conditions.

The Asset Purchase Agreement dated March 20, 2011 and Press Release issued today are filed herewith.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Asset Purchase Agreement and Exhibits thereto dated March 20, 2011 among 3Point, Inc., as seller, Geordie Sze, as stockholder, and NG Washington III, LLC, as purchaser.

99.1	Press Release dated March 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: March 23, 2011	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit
10.1	Asset Purchase Agreement and Exhibits thereto dated March 20, 2011 among 3Point, Inc., as seller, Geordie Sze, as stockholder, and NG Washington III, LLC, as purchaser.

99.1	Press Release dated March 23, 2011.